Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Heron Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type		Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share, reserved for issuance pursuant to the Amended and Restated 2007 Equity Incentive Plan, as amended	Other(2)	7,500,000(3)	$2.90	$21,750,000.00	.00014760	$3,210.30
Equity	Common Stock, $0.01 par value per share, reserved for issuance pursuant to the 1997 Employee Stock Purchase Plan, as amended	Other(2)	1,200,000(4)	$2.90	$3,480,000.00	.00014760	$513.65
Equity	Common Stock, $0.01 par value per share, reserved for issuance upon the exercise of an outstanding inducement option granted outside of any plan	Other(5)	325,000(6)	$1.66	$539,500.00	.00014760	$79.63
Equity	Common Stock, $0.01 par value per share, reserved for issuance upon the exercise of an outstanding inducement option granted outside of any plan	Other(7)	325,000(8)	$1.51	$490,750.00	.00014760	$72.43
Equity	Common Stock, $0.01 par value per share, reserved for issuance upon the exercise of an outstanding inducement option granted outside of any plan	Other(9)	60,000(10)	$1.54	$92,400.00	.00014760	$13.64
Equity	Common Stock, $0.01 par value per share, reserved for issuance pursuant to inducement restricted stock units and upon the exercise of outstanding inducement options granted outside of any plan	Other(11)	700,000(12)	$2.61	$1,827,000.00	.00014760	$269.67
Total Offering Amounts					$28,179,650.00		$4,159.32
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$4,159.32

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of Heron Therapeutics, Inc. (the “Registrant”) that become issuable under the Registrant’s Amended and Restated 2007 Equity Incentive Plan, as amended (the “2007 Plan”), the Registrant’s 1997 Employee Stock Purchase Plan, as amended (the “ESPP”), as well as any outstanding stock options or restricted stock units granted outside of any plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on July 31, 2024, which was $2.90.

(3)

Represents an increase in the number of shares of Common Stock reserved for issuance under the 2007 Plan pursuant to an amendment to the 2007 Plan approved by the stockholders of the Registrant on June 13, 2024.

(4)

Represents an increase in the number of shares of Common Stock reserved for issuance under the ESPP pursuant to an amendment to the ESPP approved by the stockholders of the Registrant on June 13, 2024.

(5)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $1.66, which is the exercise price for the options to purchase 325,000 shares of Common Stock granted to certain employees outside of a plan as an inducement material to such employees entering into employment with the Registrant.

(6)	Represents 325,000 shares of Common Stock issuable upon the exercise of inducement options granted to certain employees.

(7)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $1.51, which is the exercise price for the options to purchase 325,000 shares of Common Stock granted to certain employees outside of a plan as an inducement material to such employees entering into employment with the Registrant.

(8)	Represents 325,000 shares of Common Stock issuable upon the exercise of inducement options granted to certain employees.

(9)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $1.54, which is the exercise price for the options to purchase 60,000 shares of Common Stock granted to certain employees outside of a plan as an inducement material to such employees entering into employment with the Registrant.

(10)	Represents 60,000 shares of Common Stock issuable upon the exercise of inducement options granted to certain employees.

(11)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $2.61, which is the exercise price for the options to purchase 600,000 shares of Common Stock and fair market value of the RSUs consisting of 100,000 shares of Common Stock granted to granted to certain employees outside of a plan as an inducement material to such employees entering into employment with the Registrant.

(12)	Represents 600,000 shares of Common Stock issuable upon the exercise of inducement options and RSUs consisting of 100,000 shares of Common Stock granted to certain employees.